UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2008 (September 26, 2008)

FREESCALE SEMICONDUCTOR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32241	20-0443182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (512) 895-2000

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

Item 8.01	Other Events.

On October 2, 2008, we announced plans to sharpen our strategic focus on growth markets and key market leadership positions. We also announced that we are exploring strategic options for our cellular handset business and intend to complete a sale, joint venture agreement or other transformation in the coming months.

We also updated an arrangement with our customer Motorola on September 26, 2008, whereby Motorola agreed to provide certain consideration in exchange for us eliminating their remaining minimum purchase commitments. We expect our cellular handset revenues and our total operating earnings to decrease beginning in the fourth quarter of 2008.

We are currently unable to estimate the amount of the financial impact of the above items, which could be material. We will disclose any one-time cash and non-cash charges resulting in our Form 10-Q for the quarter ended September 26, 2008.

Item 7.01.	Regulation FD Disclosure.

A copy of our press release dated October 2, 2008 is attached hereto as Exhibit 99.1. This press release is furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated October 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, INC.

By:	/s/ John D. Torres
Name:	John D. Torres
Title:	Senior Vice President, General Counsel and Secretary

Date: October 2, 2008

Exhibit Index

Exhibit Number	Description
99.1	Press release dated October 2, 2008.